                                 EXHIBIT 10.4B

                     SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 1, 1994, by and between SOUTHWEST WATER COMPANY, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                   RECITALS
                                   --------

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 2, 1992, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, the Credit Agreement is hereby amended as follows:

     1. Section 1.1 shall be amended by deleting "December 1, 1994" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "December 1, 1995," with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

     2. Section 1.2(c) shall be deleted in its entirety, and the following substituted therefor:

          "(c) Commitment Fee. Borrower shall pay to Bank a non-refundable fee
               --------------
          for the Line of Credit equal to one-half percent (1/2%) per annum of the daily unused balance of the Line of Credit, calculated on a calendar quarter basis, which fee shall be due and debited to Borrower's account not later than ten days after billing is sent by Bank."

     3. Section 5.8 shall be amended by deleting the letter (c) and the following substituted therefor:

          "(c) additional indebtedness for unsecured borrowings which do not exceed $10,000,000.00 in the aggregate at any time for Borrower and Subsidiaries combined,"


     4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this

Amendment to be executed as of the day and year first written above.

                                                 WELLS FARGO BANK,
SOUTHWEST WATER COMPANY                            NATIONAL ASSOCIATION


By: /S/ ANTON C. GARNIER                         By: /S/ NANCY K. GOREY

                                                   Nancy K. Gorey
Title: PRESIDENT                                   Vice President

By: /S/ DIANE CASTELLO PITTS

Title: CONTROLLER / TREASURER

                         REVOLVING LINE OF CREDIT NOTE

$5,000,000.00                                               El Monte, California
                                                                December 1, 1994

FOR VALUE RECEIVED, the undersigned Southwest Water Company ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at 9000 Flair Drive, El Monte, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be one and thirty hundredths percent (1.30%) above the Money Market Funds Rate in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each Money Market Funds Rate interest selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.DEFINITIONS:

As used herein, the following terms shall have the meanings set forth after each:

1."Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

2."Fixed Rate Term" means a period commencing on a Business Day and continuing for thirty (30), ninety (90) or one hundred eighty (180) days, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to the Money Market Funds Rate; provided however, that no Fixed Rate Term may be selected for a principal amount less than Five Hundred Thousand Dollars ($500,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

3."Money Market Funds Rate" means the rate per annum which Bank estimates and quotes to its borrowers as the rate, adjusted for reserve requirements, federal deposit insurance and any other amount which Bank deems appropriate, at which funds in the amount of a loan and for a period of time comparable to the term of such loan are available for purchase in the money market on the date such loan is made, with the understanding that the Money Market Funds Rate is Bank's estimate only and that Bank is under no obligation to actually purchase and/or match funds for any transaction. This rate is not fixed by or related in any way to any rate that Bank quotes or pays for deposits accepted through its branch system.

4."Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

B.INTEREST:

1.Payment of Interest.  Interest accrued on this Note shall be payable on the
  -------------------
first day of each month, commencing January 1, 1995.

2.Selection of Interest Rate Options.  At any time any portion of the
  ----------------------------------
outstanding principal balance of this Note bears interest determined in relation to the Money Market Funds Rate, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that it bears interest determined in relation to the Prime Rate or in relation to the Money Market Funds Rate for a new Fixed Rate Term designated by Borrower. At any time any portion of the outstanding principal balance of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to the Money Market Funds Rate for a Fixed Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the Money Market Funds Rate interest option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if interest is to be determined in relation to the Money Market Funds Rate, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each selection by Borrower of a Fixed Rate Term, Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

3.Default Interest.  From and after the maturity date of this Note, or such
  ----------------
earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

C.BORROWING AND REPAYMENT:

1.Borrowing and Repayment.  Borrower may from time to time during the term of
  -----------------------
this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on December 1, 1995.

2.Advances.  Advances hereunder, to the total amount of the principal sum stated
  --------
above, may be made by the holder at the written request of any two (2) of the following: (a) Diane C. Pitts or Michael O. Quinn or Anton C. Garnier or Dan Evans, acting together, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

3.Application of Payments.  Each payment made on this Note shall be credited
  -----------------------
first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to the Money Market Funds Rate, with such payments applied to the oldest Fixed Rate Term first.

4.Prepayment.
  ----------

(a)Prime Rate.  Borrower may prepay principal on any portion of this Note which
   ----------
bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

(b)Money Market Funds Rate.  Borrower may prepay principal on any portion of
   -----------------------
this Note which bears interest determined in relation to the Money Market Funds Rate at any time and in the minimum amount of Five Hundred Thousand Dollars ($500,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

(i)Determine the amount of interest which would have accrued each month on the
   ---------
amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

(ii)Subtract from the amount determined in (i) above the amount of interest
    --------
which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at the Money Market Funds Rate in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

(iii)If the result obtained in (ii) for any month is greater than zero, discount that difference by the Money Market Funds Rate used in (ii) above.

Each Borrower acknowledges that prepayment of such amount will result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2.00%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

D.EVENTS OF DEFAULT:

This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 2, 1992, as amended from time to time. Any default in the payment or performance of any obligation, or any defined event of default, under said Credit Agreement shall constitute an "Event of Default" under this Note.

E.MISCELLANEOUS:

1.Remedies.  Upon the occurrence of any Event of Default, the holder of this
  --------
Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

2.Obligations Joint and Several.  Should more than one person or entity sign
  -----------------------------
this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

3.Governing Law.  This Note shall be governed by and construed in accordance
  -------------
with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

SOUTHWEST WATER COMPANY

By: /S/ ANTON C. GARNIER

Title: PRESIDENT

By: /S/ DIANE CASTELLO PITTS

Title: CONTROLLER / TREASURER